SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 1, 2002

CAPITAL ONE MASTER TRUST

(Exact name of registrant as specified in its charter)

Virginia	0–25762	54–1719855

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

11013 West Broad Street Road, Glen Allen, Virginia	23060

(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):
(804) 967-1000

(Former name or former address, if changed since last report):
Not Applicable

Item 9.	Regulation FD Disclosure

Equifax Information Services LLC, one of the three national credit bureaus, has provided data to Capital One Bank, as servicer of Capital One Master Trust, concerning the Fair, Isaac and Company (“FICO”) score distributions of all credit card issuers in the United States, including that of Capital One Financial Corporation, the parent company of Capital One Bank. Based on these data, at June 30, 2002, the percentage of credit card loans in the industry that are made in connection with customers with a FICO score of 660 or below is approximately 36.6%. Based on the Equifax data, the comparable percentage of outstanding loan balances in the Capital One Master Trust is 32.3%. A chart representing Capital One Master Trust’s loan balances in comparison to that of the industry in the United States is provided in an Exhibit to this report.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits:

99.1 U.S. Credit Card Loan FICO Distributions (Capital One Master Trust vs. U.S. Credit Card Industry)

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there–unto duly authorized.

CAPITAL ONE MASTER TRUST

By: CAPITAL ONE BANK Servicer

By: /s/ David M. Willey

David M. Willey Executive Vice President and Chief Financial Officer
Date: August 1, 2002